SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):April 24, 2001 (March 25, 2001)
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                       WHISPERING OAKS INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


Texas                                 0-26947                    75-2742601
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(State or other Jurisdiction       (Commission              (IRS Employer
 of Incorporation)                  File Number)             Identification No.)



        30211 Avenida Banderas, Suite 201 Ranco Santa Margarita, CA 92688
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                    (Address of Principal Executive Offices)


        Registrant's telephone number, including area code:(949)888-6616



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         (Former Name or Former Address, if Changed Since Last Report )

Item 2.    Acquisition or Disposition of Assets.

As of March 25, 2001, the Registrant exchanged with Curex Technologies Inc. ("Curex") $1,714,873 of Curex promissory notes received in exchange for $1,714,873 of the Registrant's promissory notes for all of the Curex biotechnology assets.

Item 5.    Other Events.

On March 12, 2001, the Registrant filed an assumed name certificate with the Secretary of State of Texas so that it can do business under the name BioCurex, Inc. The certificate was filed in anticipation of the Registrant's forthcoming meeting of shareholders, at which a change in domicile and a name change of the Registrant from Texas to Nevada will be acted upon by shareholders. The name change also reflects the Registrant's previously announced acquisition of all the outstanding shares of Lagostar Trading, SA.

Item 6.  Resignations of Registrant's Directors.

On April 20, 2001, the Registrant's Board of Directors was expanded to three members and Drs. Ricardo Moro-Vidal, Gerald Whittenberg and Phillip Gold were elected as directors of the Registrant. Mr. Ignacio Martinelli resigned from the Board of Directors.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Whispering Oaks International, Inc.



Date: April 24, 2001                          By:   /s/ Phil Gold
                                                   ----------------------------
                                                   Dr. Phil Gold, Director